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Exhibit 10.100





                                December 26, 2002


Stephen Rossetti
5408 Duvall Drive
Bethesda, MD  20816

RE: EXECUTIVE AGREEMENT/GIS

Dear Stephen,

         On behalf of Government Internet Systems, Inc., a Nevada corporation (the "Company"), I am pleased to confirm your appointment as CEO and Treasurer of Government Internet Systems, Inc., a Nevada corporation (the "Company") effective as of November 11, 2002, and your acceptance of such appointment. The Company looks forward to your future success as an executive of the Company. Pursuant to this letter agreement, you and we hereby confirm the following:

1. You will serve as CEO of the Company for six (6) months from the date hereof.

2. In the event Company actually receives (a) a minimum of $2,500,000 of funding or (b) sales in excess of $1,000,000 in the next six (6) months from the date hereof, then you shall have thirty (30) days to give the Company notice of your acceptance of your full time engagement as CEO and to the terms of the Employment Agreement, attached hereto as Attachment A and incorporated by this reference. The effective date (the "Effective Date") of the Employment Agreement will be on the date of your acceptance after either (a) or (b) occurs. In the event that neither (a) nor (b) has occurred within six (6) months after the execution of this letter agreement, then either party may terminate this Agreement upon thirty (30) days notice to the other party.

3. During the term of this letter agreement, you expressly acknowledge and agree that the terms of this letter agreement shall control until the Employment Agreement becomes effective. In addition, unless and until all of the terms of the Employment Agreement become effective, the Company shall have no obligation to pay the salary and benefits specified in Paragraphs 3.1, and 3.6, 4.1, 4.2, 4.3, and 4.4, nor shall Executive be obligated under Section 3.5.



4. During the term of the letter agreement, the parties agree that only Paragraphs 1, 3.3, 3.4, 3.7, 4.5, 5, 6, 7, 8, 9, 10, and 11 of the Employment
Agreement be incorporated as terms of this letter agreement. In accordance with Paragraph 3.3 of the Employment Agreement, respectively, the Company expressly



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acknowledges  and confirms you shall  receive one thousand  (1000) shares of the twenty-five thousand (25,000) authorized common stock shares of the Company (the "Shares"), subject to the terms of the Buyback Agreement (attached as Attachment B and incorporated herein by this reference), dated December 26, 2002, between Vertical and you (in accordance with Paragraph 3.3 of the Employment Agreement. The Company shall reimburse you for reasonable travel and other expenses incurred in the course of performing services hereunder. You will receive no other compensation for your services as an executive of the Company until either of the events specified in Paragraph 2, Section (a) or (b) occurs.

5. You agree that you will execute, and deliver to an officer of the Company, the Company's Confidentiality and Development Agreement, which is attached hereto as Attachment C and incorporated herein by this reference. In addition, you will abide by the Company's strict policy that prohibits any new employee, consultant or advisor from using or bringing with him or her from any previous employer any confidential information, trade secret, or proprietary materials or processes of such employer.

         Again, let me indicate how pleased we all are to extend this offer, and how much we look forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter agreement and the affixed attachments. Only a written agreement signed by the Company and you can modify or amend this letter agreement.


Very truly yours,


ACCEPTED AND AGREED:


GOVERNMENT INTERNET SYSTEM, INC.

By: _______________________________
         Victor Weber, President


STEPHEN ROSSETTI

By: _______________________________
         Stephen Rossetti, an individual




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                                  ATTACHMENT A

                              EMPLOYMENT AGREEMENT




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                                  ATTACHMENT B

                               BUY BACK AGREEMENT




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                                  ATTACHMENT C

                                     WARRANT




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                                  ATTACHMENT D

                    CONFIDENTIALITY AND DEVELOPMENT AGREEMENT